UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

Xenia Hotels and Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 1200

Orlando, Florida 32801

(Address of Principal Executive Offices)

(407) 317-6950

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On March 29, 2016 the Board of Directors of Xenia Hotels and Resorts, Inc. (the “Company”) announced the appointment of Atish Shah as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of April 25, 2016. In this capacity, Mr. Shah will also serve as the Company’s principal financial officer, effective as of April 25, 2016.

Mr. Shah, age 43, most recently served as Senior Vice President – Strategy, Financial Planning & Analysis, and Investor Relations for Hyatt Hotels Corporation (“Hyatt”), a position he held beginning September 2012. From April 2015 to March 2016, Mr. Shah also served as Interim Chief Financial Officer for Hyatt. In this role, Mr. Shah had responsibility for the global finance function, including treasury, tax, accounting, internal audit, operations finance, and purchasing. Mr. Shah began at Hyatt in December 2009 as Senior Vice President – Investor Relations. Prior to joining Hyatt, Mr. Shah served as a portfolio manager of a hospitality real estate private equity fund at Lowe Enterprises. Prior to that, he worked for Hilton Hotels Corporation in a variety of finance roles, including those in feasibility, planning, investment analysis and investor relations. Mr. Shah holds a B.S. with Honors from Cornell University, a Master of Management in Hospitality from Cornell University and an MBA from The Wharton School of the University of Pennsylvania.

On March 29, 2016, the Company issued a press release announcing the appointment of Mr. Shah as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective as of April 25, 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Joseph T. Johnson, who has served as the Company’s Treasurer and as the Company’s principal financial officer since March 13, 2016, will no longer serve in these roles effective as of April 25, 2016. Mr. Johnson will continue to serve as the Company’s Senior Vice President and Chief Accounting Officer and principal accounting officer.

The Company’s compensation committee approved the following compensation terms for Mr. Shah, effective as of the date of his commencement of employment with the Company:

•	Annual base salary equal to $450,000

•	Annual incentive bonus targeted at 90% of his annual base salary, prorated for fiscal year 2016

•	Signing bonus equal to $160,000

•	Reimbursement of eligible relocation expenses up to $100,000

•	26,738 time-vesting restricted stock units (“RSUs”)

•	12,945 time-vesting LTIP Units

•	110,179 Class A Performance LTIP Units

The terms of the time-vesting LTIP Unit and Class A Performance LTIP Unit awards are materially consistent with the previously disclosed terms of the Time-Based LTIP Unit Agreement and Class A Performance LTIP Unit Agreement described in the Company’s Current Report on Form 8-K, as filed on May 7, 2015 (the “Current Report”), which summary is incorporated herein by reference. The material terms of the RSUs are described below.

Effective upon Mr. Shah’s appointment, the Company will also enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Shah, the material terms of which were described in Amendment No. 3 to the Company’s Registration Statement on Form 10, as filed on January 9, 2015, under the section entitled “Management—Indemnification,” which summary is incorporated herein by reference. Also effective upon Mr. Shah’s appointment, the Company will enter into a Severance Agreement with Mr. Shah (the “Severance Agreement”), the material terms of which were described in the Current Report, which summary is incorporated herein by reference.

The foregoing descriptions of the time-vesting LTIP Units, Class A Performance LTIP Units, Indemnification Agreement and Severance Agreement are qualified in their entirety by the form of Class A Performance LTIP Unit Award Agreement (2015), the Form of Time-Based LTIP Unit Agreement, Form of Severance Agreement and Form of Indemnification Agreement, which were incorporated by reference as Exhibits 10.16, 10.15, 10.19 and 10.20 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2016, each of which is incorporated by reference.

Restricted Stock Unit Award

The following is a brief description of the material terms and conditions of the RSU award to be granted to Mr. Shah.

General. Pursuant to the RSU award, Mr. Shah is eligible to vest in a number of RSUs based on Mr. Shah’s continued service. Each vested time-based RSU entitles Mr. Shah to receive a share of Company common stock.

Vesting and Payment. The RSUs will vest in substantially equal installments on each of February 4, 2017 and February 4, 2018, subject to Mr. Shah’s continued service through each applicable vesting date. In the event of a change in control of the Company, all outstanding RSUs will vest in full as of the date of the change in control, subject to Mr. Shah’s continued service until immediately prior to the change in control. Any RSUs that become vested will be paid to Mr. Shah in whole shares of Company common stock within 20 days after the applicable vesting date.

Termination of Service. If Mr. Shah is terminated by the Company other than for “cause,” by Mr. Shah for “good reason,” or due to Mr. Shah’s death or “disability” (each as defined in the award agreement governing the RSU award), the RSUs will vest in full upon such termination. Upon Mr. Shah’s termination of service for any other reason, any then-unvested RSUs will automatically be cancelled and forfeited by Mr. Shah.

Dividend Equivalents. Each RSU is granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles Mr. Shah to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSUs to which the dividend equivalent relates.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Xenia Hotels and Resorts, Inc., dated March 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels and Resorts, Inc.

Date: March 29, 2016	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title	Vice President – Corporate Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Xenia Hotels and Resorts, Inc., dated March 29, 2016